EXHIBIT 8



                             DAVIS POLK & WARDWELL
                             450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10017


                                                               October 2, 2003


ABN AMRO Holding N.V.
ABN AMRO Bank N.V.
Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands

ABN AMRO Capital Funding Trust VI
ABN AMRO Capital Funding LLC VI
135 South
LaSalle Street
Chicago, Illinois 60603


Ladies and Gentlemen:

         We have acted as special tax counsel to ABN AMRO Holding N.V., ABN AMRO Bank N.V., each a public limited liability company incorporated under the laws of the Netherlands, ABN AMRO Capital Funding Trust VI, a Delaware statutory trust, and ABN AMRO Capital Funding LLC VI, a limited liability company organized under the laws of Delaware (each an "Issuer" and, collectively, the "Issuers"), in connection with the preparation and filing of a prospectus dated September 25, 2003 (the "Supplemental Prospectus") to registration statement number 333-104778 on Form F-3 (the "Registration Statement"). This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K of the Securities Act of 1933, as amended (the "Act").

         We have reviewed the discussion contained under the heading "Taxation -- U.S. Taxation" in the Supplemental Prospectus and confirm that it sets forth in full our opinion as to the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the trust preferred securities, subject to the conditions and limitations set forth therein.

                                                               October 2, 2003

ABM AMRO Holding N.V.
ABN AMRO Bank N.V.
ABN AMRO Capital Funding Trust VI
ABN AMRO Capital Funding LLC VI


         We hereby consent to the inclusion of this opinion and to the references to us under the heading "Taxation -- U.S. Taxation" in the Supplemental Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                                    Very truly yours,


                                                    /s/ Davis Polk & Wardwell


















                                       2